SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 19, 2014

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Section 4   Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Padgett, Stratemann & Co., LLP

Effective November 19, 2014, the audit committee of Royal Energy, Inc. (the “Company”), was notified by Padgett, Stratemann & Co., LLP (“Padgett”) of the cessation of Padgett’s engagement as the Company’s independent registered public accounting firm.  Padgett reported on the Company’s financial statements for the fiscal years from 2007 through 2013.

During the Company’s most recent two fiscal years and from January 1, 2014 through November 19, 2014, there were no disagreements with Padgett on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure. The Company has requested and received a letter from Padgett wherein they have confirmed their agreement to the Company’s disclosures in this report with respect to Padgett. A copy of Padgett’s letter has been filed as Exhibit 16.1.

(b) Engagement of SingerLewak LLP

On November 19, 2014, the Company engaged SingerLewak LLP (“SingerLewak”) as the Company’s independent registered public accounting firm. The engagement was approved by the Company’s audit committee. In connection with the Company’s appointment of SingerLewak as the Company’s independent registered accounting firm, the Company has not consulted SingerLewak on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements.

Section 9   Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit 16.1                      Letter from Padgett, Stratemann & Co., LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: November 19, 2014	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer